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                                                                    Exhibit 2.2


                             HEARTSTREAM VOTING AGREEMENT

     This Voting Agreement ("AGREEMENT") is made and entered into as of December 29, 1997, between Hewlett-Packard Company, a California corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of Heartstream, Inc., a Delaware corporation (the "COMPANY").

                                       RECITALS

     A. Concurrently with the execution of this Agreement, Parent, the Company and Whistler Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder of such number of outstanding shares of Common Stock of the Company as is indicated on the final page of this Agreement. In addition, the Stockholder holds options to purchase such number of shares of Common Stock of the Company as is indicated on the final page of this Agreement.

     C. As a material inducement to enter into the Merger Agreement, Parent desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES; RETENTION OF SHARES.

          1.1 AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall cause the Shares and any New Shares (as defined below) to be voted:

          (i) for the approval of the Merger Agreement, and the transactions contemplated thereby, and for the approval of any action required in furtherance hereof and thereof.

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

          (iii) against the following actions (other than those actions that relate to the transactions contemplated by the Merger Agreement): (A) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company with any party other than Parent or its affiliates;
(B) any sale, lease or transfer of any significant portion of the assets of the Company or any subsidiary of the Company to any party other than Parent or its affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's Certificate of Incorporation, (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

     Prior to the Expiration Date, each Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with clause "(i)," "(ii)" or "(iii)" of the preceding sentence.

          1.2 DEFINITION. For purposes of this Agreement, "SHARES" shall mean all issued and outstanding shares of Common Stock of the Company owned of record or beneficially (over which beneficially-owned shares the Stockholder exercises voting power) by the Stockholder as of the record date for persons entitled (a) to receive notice of, and to vote at the meeting of the stockholders of the Company called for the purpose of voting on the matters referred to in Section 1.1, or (b) to take action by written consent of the stockholders of the Company with respect to the matters referred to in
Section 1.1

          1.3 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (over which beneficially-owned shares the Stockholder exercises voting power) after the execution of this Agreement and prior to the date of termination of this Agreement ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          1.4 AGREEMENT TO RETAIN SHARES. Stockholder shall not transfer, sell, pledge or otherwise dispose of or encumber the Shares or any New Shares.


                                         -2-
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     2.   IRREVOCABLE PROXY.  Concurrently with the execution of this Agreement,
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable, with respect to the Shares and the New Shares.

     3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder (i) is the owner of the shares of Common Stock of the Company, and the options to purchase shares of Common Stock of the Company, indicated on the final page of this Agreement, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Common Stock of the Company, and options to purchase shares of Common Stock of the Company, indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4. ADDITIONAL DOCUMENTS. Stockholder and Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

     5. CONSENT AND WAIVER. Stockholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

     7.   MISCELLANEOUS.

          7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise


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specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Notwithstanding the foregoing, Parent may assign this Agreement to any successor corporation in connection with a change in its jurisdiction of incorporation.

          7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to Parent:     Hewlett-Packard Company
                            3000 Hanover Street
                            Palo Alto, California  94303
                            Attn: General Counsel

          With a copy  to:  Wilson Sonsini Goodrich & Rosati, P.C.
                            650 Page Mill Road
                            Palo Alto, California 94304-1050
                            Attn:     Larry W. Sonsini, Esq.
                                      David C. Drummond, Esq.

          If to the Stockholder:   To the address for notice set forth on the
                                   last page hereof.

          With a copy to:   Venture Law Group
                            A Professional Corporation
                            2800 Sand Hill Road
                            Menlo Park, California  94025
                            Attention:  Steven Tonsfeldt, Esq.


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or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

          7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                   HEWLETT-PACKARD COMPANY

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

                                   STOCKHOLDER

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------


                                   Stockholder's Address for Notice:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   __________ Outstanding Shares of Common Stock of the Company

                                   __________ Outstanding Shares of Common Stock of the Company subject to outstanding stock options


                                ***VOTING AGREEMENT***


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                                      EXHIBIT A

                                  IRREVOCABLE PROXY


     The undersigned Stockholder of Heartstream, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably appoints D. Craig Nordlund and Ann O Baskins, the Secretary and Assistant Secretary, respectively, of Hewlett-Packard Company, a California corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and the New Shares (as such terms are defined in the Voting Agreement of even date herewith between Parent and the Stockholder (the "VOTING AGREEMENT")) on the matters described below (and on no other matter), until such time as that certain Agreement and Plan of Reorganization dated as of December 29, 1997 (the "MERGER AGREEMENT"), among Parent, Whistler Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) becomes effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares, the New Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares and the New Shares) of the undersigned at every annual, special or adjourned meeting of the Company's stockholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares and the New Shares:

          (i) in favor of the approval of the Merger Agreement, and the transactions contemplated thereby, and for the approval of any action required in furtherance hereof and thereof.

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

          (iii) against the following actions (other than those actions that relate to the transactions contemplated by the Merger Agreement): (A) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company with any party other than Parent or its affiliates;
(B) any sale, lease or transfer of any significant portion of the assets of the Company or any subsidiary of the Company to any party other than Parent or its affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's Certificate of Incorporation, (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares and New Shares subject hereto at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective, at every annual, special or adjourned meeting of the Stockholders of the Company and in every written consent in lieu of such meeting, with respect to the matters set forth above. The undersigned Stockholder may vote the Shares and the New Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:    ________, 1997

     Signature of Stockholder:
                              --------------------------
     Print Name of Stockholder:
                               -------------------------


                                     ***PROXY***

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